Exhibit 10.1
FIRST AMENDMENT TO FORBEARANCE AGREEMENT
THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT (hereinafter, this “Amendment”) dated as of September 7, 2011 is by and among YA GLOBAL INVESTMENTS, L.P., formerly known as Cornell Capital Partners, LP (the “Lender”), a Cayman Islands exempt limited partnership with an office located at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302, HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”) with its principal office located at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203, NTG MANAGEMENT CORP. (formerly known as Nexus Technologies Group, Inc.) a Delaware corporation (“Nexus”), with its principal office located at 7 West Cross Street, Hawthorne, NY 10532 and FIDUCIA HOLDINGS LLC, a Delaware limited liability company (“Fiducia”) with its principal office located at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Forbearance Agreement (as defined below).
WITNESSETH
WHEREAS, the Lender, the Company, Homeland Security Advisory Services, Inc., (“HSAS”), Celerity Systems, Inc. and Nexus entered into a Forbearance Agreement dated as of July 29, 2011 (the “Forbearance Agreement”);
WHEREAS, Celerity Systems, Inc. is a former name of the Company and by executing the Forbearance Agreement as both Homeland Security Capital Corporation and Celerity Systems, Inc., the Company executed the Forbearance Agreement twice;
WHEREAS, pursuant to that certain Certificate of Cancellation of Homeland Security Advisory Services, LLC filed with the Secretary of State of the State of Delaware on August 15, 2011, HSAS has been dissolved;
WHEREAS, as required by the Forbearance Agreement, Fiducia delivered to the Lender that certain Guaranty Agreement dated as of August 16, 2011 and joined the Security Agreement pursuant to that certain Joinder Agreement dated as of August 16, 2011 by Fiducia, Nexus and the Company in favor of the Lender;
WHEREAS, the Existing Defaults have not been remedied on or prior to the Forbearance Termination Date and are continuing as of the date hereof; and
WHEREAS, the Company has requested that the Lender extend the Forbearance Period by extending the Termination Date from August 31, 2011 to September 14, 2011, and the Lender is willing to do so, but only on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Amendment
1.	The definition of “Nexus” shall be amended by deleting the following phrase in the parenthetical “and, collectively with HSAS and Celerity, the “Guarantors” and each, a Guarantor.”

2.	Section 1 of the Forbearance Agreement shall be amended by inserting the following definition in its proper alphabetical order:
“Guarantors” means, collectively, Nexus, HSAS, and Fiducia Holdings LLC, a Delaware limited liability company.
3.	The definition of “Termination Date” in Section 1 of the Forbearance Agreement shall be deleted in its entirety and replaced with the following language:
“Termination Date” means September 14, 2011.”
4.	The last sentence of Section 14 of the Forbearance Agreement shall be amended by deleting the reference to “Section 13” and inserting in lieu thereof “Section 14.”
5.	Exhibit A to the Forbearance Agreement shall be amended by adding to the list of documents, instruments and agreements the following:
“33.	Guaranty Agreement dated as of August 16, 2011 by Fiducia Holdings LLC in favor of the Lender.
34.	Joinder Agreement dated as of August 16, 2011 by and among Fiducia Holdings LLC, Nexus and the Company.”
Fiducia Joinder
6.	Fiducia hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by a Guarantor pursuant to the Forbearance Agreement as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date) and agrees to be bound by all covenants, agreements and obligations of a Guarantor pursuant to the Forbearance Agreement.
Effective Date
7.	This Amendment shall become effective as of the date hereof upon receipt by the Lender of counterparts of the Amendment duly executed and delivered by the Company, Nexus and Fiducia.
Interpretation
8.	The Lender, the Company, Nexus and Fiducia each hereby acknowledges and agrees that the Forbearance Agreement and the Financing Documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their terms. Any terms or conditions contained in this Amendment shall control over any inconsistent terms or conditions in the Forbearance Agreement.

9.	Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any default or Event of Default or of any rights, powers, privileges or remedies that the Lender has or may have under the Forbearance Agreement, the Financing Documents and/or applicable law on account of such default or Event of Default.
10.	For purposes of the Forbearance Agreement, the representations, warranties and covenants contained in this Amendment shall be deemed to be, and shall be, representations, warranties and covenants under the Financing Documents. Without limiting the foregoing sentence, if the Company, Nexus and/or Fiducia breach(es) any provision contained herein, or should any representation or warranty set forth herein be untrue, then such event shall, without the necessity of any further action by any party, automatically constitute an Event of Default and a Termination Event.
Waiver of Claims
11.	The Company, Nexus and Fiducia each hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Lender Parties”) and that if the Company, Nexus or Fiducia now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Company, Nexus and Fiducia each hereby RELEASES the Lender Parties from any liability therefor.
Acknowledgment of Indebtedness
12.	The principal and interest figures set forth in Section 14 of the Forbearance Agreement are hereby updated as of the date hereof as follows, and the Company, Nexus and Fiducia each hereby acknowledges and agrees that, in accordance with the terms and conditions of the Financing Documents, it is liable to the Lender as follows:
a.	Due under November 28 Promissory Note as of the date hereof:

Principal	$71,345.00
Interest	$28,166.62

Total	$99,511.62
b.	Due under the November 26 Promissory Note as of the date hereof:

Principal	$178,655.00
Interest	$70,659.28

Total	$249,314.28

c.	Due under the First March 2008 Promissory Note as of the date hereof:

Principal	$878,923.00
Interest	$0.00

Total	$878,923.00
d.	Due under the Second March 2008 Promissory Note as of the date hereof:

Principal	$6,750,000.00
Interest	$1,758,009.54

Total	$8,508,009.54
e.	Due under the Third March 2008 Promissory Note as of the date hereof:

Principal	$6,310,000.00
Interest	$2,318,021.40

Total	$8,628,021.40
f.	For all interest accruing upon the principal balances of the Promissory Notes from and after the date hereof, and for all fees, redemption premiums, liquidated damages, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accrued or incurred by the Lender in connection with the Financing Documents.
Representations, Warranties, and Covenants
13.	The Company, Nexus and Fiducia each hereby represents, warrants, and covenants to the Lender as follows:
a.	The execution and delivery of this Amendment by the Company, Nexus and Fiducia and the performance by the Company, Nexus and Fiducia of its obligations and agreements under this Amendment, the Forbearance Agreement, and the Financing Documents are within the authority of the Company, Nexus and Fiducia, have been duly authorized by all necessary corporate proceedings, if applicable, on behalf of the Company, Nexus and Fiducia and do not and will not contravene any provision of law, statute, rule or regulation to which the Company, Nexus or Fiducia is subject or, if applicable, the Company’s, Nexus’ or Fiducia’s charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Company, Nexus and/or Fiducia.
b.	This Amendment, the Forbearance Agreement and the Financing Documents constitute legal, valid and binding obligations of the Company, Nexus and Fiducia, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights or remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).

c.	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Company, Nexus and/or Fiducia of this Amendment, the Forbearance Agreement or any of the Financing Documents.
d.	The Company, Nexus and Fiducia have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Company, Nexus and Fiducia prior to or at the time hereof, and as of the date hereof, and to the best knowledge of the Company, Nexus and Fiducia, no default and/or Event of Default has occurred and is continuing under any of the Financing Documents, with the sole exception of the Existing Defaults.
e.	The representations and warranties contained in the Financing Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Amendment, the Forbearance Agreement and the Financing Documents, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the financial condition of the Company, Nexus and/or Fiducia and to the extent that such representations and warranties relate expressly to an earlier date.
f.	To the best knowledge of the Company, Nexus and Fiducia, the Company, Nexus and Fiducia currently have no commercial tort claims (as such term is defined in the Code), and each of the Company, Nexus and Fiducia hereby covenants and agrees that in the event it shall hereafter hold or acquire a commercial tort claim, it shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.
g.	The Company, Nexus and Fiducia have read and understand each of the terms and conditions of this Amendment and confirms that it is entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Amendment.
Entire Agreement
14.	This Amendment shall be binding upon the Company, Nexus, Fiducia and the Company’s, Nexus’ and Fiducia’s employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns. The Forbearance Agreement, as amended by the Amendment, incorporates all of the discussions and negotiations between the Company, Nexus, Fiducia and the Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of the Forbearance Agreement, as amended by this Amendment, or any provision of any other document, instrument, or agreement between the Company, Nexus and/or Fiducia, on the one hand, and the Lender, on the other hand, shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

Construction of Amendment
15.	In connection with the interpretation of this Amendment:
a.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and are intended to take effect as sealed instruments.
b.	The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lender or the Company, Nexus or Fiducia under this Amendment.
c.	Except as specifically modified herein, all terms and conditions of the Forbearance Agreement shall remain in full force and effect.
d.	The Lender, the Company, Nexus and Fiducia have prepared this Amendment with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lender , the Company, Nexus or Fiducia and shall not be construed against the Lender, the Company, Nexus or Fiducia.
Illegality or Unenforceablility
16.	Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.
Counterparts
17.	This Amendment may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.
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IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

HOMELAND SECURITY CAPITAL CORPORATION
By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	CEO

NTG MANAGEMENT CORP.
By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	CEO

FIDUCIA HOLDINGS LLC
By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	CEO

YA GLOBAL INVESTMENTS, L.P.
By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Gerald Eicke
	Name:	Gerald Eicke
	Title:	Managing Member